Exhibit (c)(9)

Notwithstanding anything to the contrary in Client's executed engagement letter, you have no obligation of confidentiality with respect to any portion of any materials, advice or deliverables to the extent they concern the tax structure or tax treatment of any transaction. If Client makes a disclosure, Client will only disclose information directly related to the tax structure or tax treatment of the transaction and Client will (a) provide PwC with the name of the person to whom the disclosure was made and a description of the information and materials disclosed; (b) notify such person that they may not rely upon such information and that PwC has no obligation, duty, liability or responsibility to such person; and (c) use commercially reasonable efforts to obtain an executed third party access letter from such person, as determined by PwC, other than Client's professional advisors. Professional advisors do not include any advisors that are providing or may provide insurance, financing, capital in any form, a fairness opinion, or selling or underwriting securities, or who may obtain a financial interest in Client in connection with any advice related to the Services. The Services and Deliverables, including any oral advice or comments, should not be associated with PwC in any financial statements, offering memorandum, prospectus, registration statement, public filing, loan or other agreements. You are responsible for all management functions and decisions relating to the services and deliverables, including evaluating and accepting the adequacy of the scope of the Services in addressing your needs. You are also responsible for the results achieved from using any Services or deliverables, and it is your responsibility to establish and maintain your internal controls. You will designate a competent member of your management to oversee the Services. You are responsible for making any decisions regarding Prospective Financial Information (PFI). As events and circumstances frequently do not occur as expected, there may be material differences between PFI and actual results. PwC disclaims responsibility and liability for PFI and any results achieved. Proposed Roll-Up Transaction Sprague Resources, LP Roll-Up Estimated Gain/(Loss) Allocation - Price: 16.50 DRAFT - March 25, 2022 For Discussion Purposes Only This document has been prepared pursuant to an engagement between PricewaterhouseCoopers LLP and its client under the provisions of the engagement letter dated December 13, 2019 and is intended solely for the use and benefit of such client and not for reliance by any other person. The contents of this document are limited to the matters specifically addressed herein and do not address any other potential tax consequences, or the potential application of tax penalties, to any matter other than as set forth herein. The contents of this document are not binding upon any taxing authority or the courts and there is no assurance that any relevant taxing authority will not successfully assert a contrary position. In addition, your ability to use this document for purposes of demonstrating reasonable cause with respect to any tax penalties is based on a variety of factors, and there can be no guarantee that this document alone will provide such protection. Further, no exceptions (including the reasonable cause exception) are available for any federal or state penalties imposed if any portion of a transaction is determined to lack economic substance or fails to satisfy any similar rule of law, and our advice will not protect you from any such penalties. This document may contain inputs, formulas, macros or other electronic tools that if edited or manipulated may change the calculations or conclusions contained herein. If the version of this document you receive is capable of being modified and you or another party edit or manipulate any elements of this document, PwC cannot and does not take any responsibility for the resulting calculations or conclusions.

Assumptions Sprague Resources, LP Tax Year 12/31/2021 General - Price of Purchase is assumed to be: $16.50 - Net income, tax depreciation, and distributions are accounted for through 12/31/2021 - Fair Market Value of tangible property was consistent with values used to process 2021 K-1s - The tax balance sheet used for this analysis was as of 12/31/2021 - All units are deemed to have been sold on 12/31/2021 - No adjustment has been made for overreporting. Active units are shown at gross amounts, as this work is currently being performed for tax year 2021 - Estimates include the potential passive activity losses, for which unitholders may be able to avail themselves to - - Outstanding units at SRLP on 12/31/2021 6,685,698 Limited Partner Units 19,548,849 Hartree Units 26,234,547 Total Outstanding Units We made certain assumptions and estimates when preparing this analysis. If these assumptions and estimates were to change or we were to discover additional facts that had not been considered in arriving at these assumptions and estimates, we would likely encounter significant changes to the calculations. The assumptions used for this calculation include, but are not limited to the following: For purposes of this analysis, Ownership is based on the units held on 12/31/2021. Ownership does not take into account changes made at the call center.

Estimated Gain/Loss on Public Buyout - Price $16.50

Sprague Resources LP

DRAFT: FOR DISCUSSION PURPOSES ONLY

12/31/2021

					Per Unit G/L				Group Informational Items		
Group Name	Cgrp/ Tgrp	Group Price	EOY Cumulative Distributions	Adjusted Tax Basis	Proceeds Per Unit	Potential Ordinary Income Recapture:	Capital Gain/ (Loss)	Per Unit G/L	Estimated Cumulative Gain / (Losses):	Active Units	Percent
Carbo Common	Inside Group	27.1500	12.2238	(11.2418)	16.50	11.519	16.2223	27.7418	(0.92)	909,147	3.4655%
IPO	Inside Group	18.0000	18.4463	1.4906	16.50	12.443	2.5665	15.0094	-	39,399	0.1502%
TRD201311	Outside Group	17.3600	18.4463	0.8519	16.50	12.443	3.2052	15.6481	-	90,857	0.3463%
TRD201312	Outside Group	16.8900	18.4463	0.5823	16.50	12.429	3.4886	15.9177	-	27,436	0.1046%
TRD201401	Outside Group	17.0100	18.4463	0.5723	16.50	12.419	3.5089	15.9277	-	20,655	0.0787%
TRD201402	Outside Group	17.8500	18.4463	0.5694	16.50	12.410	3.5203	15.9306	-	11,730	0.0447%
TRD201403	Outside Group	18.0900	18.4463	0.3950	16.50	12.404	3.7007	16.1050	-	27,781	0.1059%
TRD201404	Outside Group	18.3000	18.1638	0.5660	16.50	12.395	3.5387	15.9340	-	36,999	0.1410%
TRD201405	Outside Group	19.2600	18.1638	0.8400	16.50	12.350	3.3104	15.6600	(0.26)	46,523	0.1773%
TRD201406A	Outside Group	20.2400	18.1638	0.8641	16.50	12.302	3.3336	15.6359	(1.21)	28,263	0.1077%
TRD201406B	Outside Group	23.6000	17.7513	2.9990	16.50	12.258	1.2429	13.5010	(2.85)	94,849	0.3615%
TRD201407	Outside Group	24.6900	17.7513	3.3590	16.50	12.227	0.9140	13.1410	(3.58)	11,739	0.0447%
TRD201408	Outside Group	23.9900	17.7513	2.9635	16.50	12.207	1.3293	13.5365	(3.28)	9,005	0.0343%
TRD201409A	Outside Group	22.4700	17.7513	1.7936	16.50	12.206	2.5004	14.7064	(2.93)	12,416	0.0473%
TRD201409B	Outside Group	25.0100	17.3238	3.5541	16.50	12.182	0.7638	12.9459	(4.13)	1,529	0.0058%
TRD201410	Outside Group	23.5800	17.3238	2.5514	16.50	12.170	1.7786	13.9486	(3.70)	5,730	0.0218%
TRD201411A	Outside Group	23.8500	17.3238	3.9614	16.50	12.094	0.4442	12.5386	(2.56)	3,675	0.0140%
TRD201411B	Outside Group	22.3700	17.3238	3.1744	16.50	12.104	1.2214	13.3256	(1.87)	5,744	0.0219%
TRD201412	Outside Group	21.8200	17.3238	2.5537	16.50	12.095	1.8510	13.9463	(1.94)	35,894	0.1368%
TRD201501A	Outside Group	20.2500	16.8813	2.8411	16.50	11.730	1.9293	13.6589	(0.53)	13,468	0.0513%
TRD201501B	Outside Group	22.4500	16.8813	4.0147	16.50	11.730	0.7554	12.4853	(1.55)	16,197	0.0617%
TRD201502	Outside Group	21.4000	16.8813	2.2859	16.50	11.706	2.5086	14.2141	(2.23)	38,360	0.1462%
TRD201503	Outside Group	22.1600	16.8813	3.2634	16.50	11.591	1.6455	13.2366	(2.02)	18,556	0.0707%
TRD201504	Outside Group	24.0700	16.4238	4.4772	16.50	11.549	0.4743	12.0228	(3.17)	90,246	0.3440%
TRD201505	Outside Group	25.1000	16.4238	4.5208	16.50	11.531	0.4481	11.9792	(4.16)	5,946	0.0227%
TRD201506	Outside Group	24.6500	16.4238	3.6796	16.50	11.514	1.3067	12.8204	(4.55)	8,900	0.0339%
TRD201507	Outside Group	25.7000	15.9513	4.4871	16.50	11.496	0.5166	12.0129	(5.26)	8,863	0.0338%
TRD201508	Outside Group	23.3600	15.9513	3.1023	16.50	11.156	2.2413	13.3977	(4.31)	16,054	0.0612%
TRD201509	Outside Group	21.2500	15.9513	1.3685	16.50	11.132	3.9993	15.1315	(3.93)	20,236	0.0771%
TRD201510	Outside Group	18.3700	15.4638	(0.0746)	16.50	11.125	5.4500	16.5746	(2.98)	17,896	0.0682%
TRD201511	Outside Group	19.1300	15.4638	0.2104	16.50	11.025	5.2643	16.2896	(3.46)	17,450	0.0665%
TRD201512	Outside Group	21.4600	15.4638	1.2708	16.50	10.732	4.4970	15.2292	(4.73)	14,283	0.0544%
TRD201601	Outside Group	20.1700	14.9613	1.2502	16.50	10.809	4.4412	15.2498	(3.96)	24,663	0.0940%
TRD201602	Outside Group	16.6700	14.9613	(0.5603)	16.50	10.799	6.2614	17.0603	(2.27)	64,784	0.2469%
TRD201603	Outside Group	15.8500	14.9613	(0.9480)	16.50	10.659	6.7887	17.4480	(1.84)	14,288	0.0545%
TRD201604	Outside Group	16.8100	14.4438	(0.4056)	16.50	11.001	5.9046	16.9056	(2.77)	124,540	0.4747%
TRD201605	Outside Group	18.3400	14.4438	0.2002	16.50	11.089	5.2105	16.2998	(3.70)	35,320	0.1346%
TRD201606	Outside Group	22.1900	14.4438	1.9131	16.50	11.051	3.5361	14.5869	(5.83)	17,958	0.0685%
TRD201607	Outside Group	23.3500	13.9113	2.7726	16.50	11.119	2.6089	13.7274	(6.67)	14,461	0.0551%
TRD201608	Outside Group	23.5600	13.9113	2.7560	16.50	11.089	2.6547	13.7440	(6.89)	7,024	0.0268%

TRD201609	Outside Group	23.7800	13.9113	2.5355	16.50	11.060	2.9044	13.9645	(7.33)	9,449	0.0360%
TRD201610	Outside Group	23.4200	13.3638	2.7822	16.50	11.031	2.6869	13.7178	(7.27)	6,784	0.0259%
TRD201611	Outside Group	23.7800	13.3638	2.8896	16.50	11.001	2.6092	13.6104	(7.53)	6,225	0.0237%
TRD201612	Outside Group	22.5500	13.3638	1.7420	16.50	10.971	3.7865	14.7580	(7.44)	5,838	0.0223%
TRD201701	Outside Group	23.9500	12.8013	3.3881	16.50	10.835	2.2769	13.1119	(7.76)	17,312	0.0660%
TRD201702	Outside Group	25.9000	12.8013	5.3717	16.50	10.497	0.6318	11.1283	(7.73)	73,443	0.2799%
TRD201703	Outside Group	26.4000	12.8013	5.5342	16.50	10.336	0.6301	10.9658	(8.06)	19,376	0.0739%
TRD201704	Outside Group	25.2500	12.2238	4.6913	16.50	10.208	1.6009	11.8087	(8.33)	24,674	0.0941%
TRD201705	Outside Group	25.1500	12.2238	4.6483	16.50	10.144	1.7075	11.8517	(8.28)	13,594	0.0518%
TRD201706	Outside Group	25.1500	12.2238	4.4537	16.50	10.010	2.0361	12.0463	(8.47)	20,533	0.0783%
TRD201707	Outside Group	25.8500	11.6313	5.1929	16.50	10.043	1.2645	11.3071	(9.03)	38,168	0.1455%
TRD201708	Outside Group	26.7500	11.6313	6.3002	16.50	9.921	0.2790	10.1998	(8.82)	58,324	0.2223%
TRD201709	Outside Group	25.4500	11.6313	4.6269	16.50	9.921	1.9516	11.8731	(9.19)	45,593	0.1738%
TRD201710	Outside Group	24.2500	11.0238	5.3399	16.50	9.825	1.3347	11.1601	(7.89)	74,973	0.2858%
TRD201711	Outside Group	24.5000	11.0238	7.3078	16.50	8.869	0.3237	9.1922	(6.17)	27,359	0.1043%
TRD201712	Outside Group	24.0000	11.0238	6.2693	16.50	9.611	0.6195	10.2307	(6.71)	59,619	0.2273%
TRD201801	Outside Group	23.2000	10.4013	5.7251	16.50	9.416	1.3587	10.7749	(7.07)	14,761	0.0563%
TRD201802	Outside Group	24.9500	10.4013	7.0645	16.50	8.897	0.5387	9.4355	(7.48)	118,776	0.4527%
TRD201803	Outside Group	23.3500	10.4013	4.8692	16.50	8.759	2.8721	11.6308	(8.08)	41,307	0.1575%
TRD201804	Outside Group	23.1500	9.7638	6.1028	16.50	8.606	1.7907	10.3972	(7.28)	16,952	0.0646%
TRD201805	Outside Group	23.0000	9.7638	6.5590	16.50	8.459	1.4817	9.9410	(6.68)	18,041	0.0688%
TRD201806	Outside Group	22.6000	9.7638	6.2499	16.50	8.256	1.9943	10.2501	(6.59)	32,612	0.1243%
TRD201807	Outside Group	21.9000	9.1113	6.9406	16.50	8.065	1.4940	9.5594	(5.85)	38,826	0.1480%
TRD201808	Outside Group	24.6500	9.1113	8.4642	16.50	8.413	(0.3770)	8.0358	(7.07)	16,410	0.0626%
TRD201809	Outside Group	24.4000	9.1113	8.5210	16.50	8.330	(0.3511)	7.9790	(6.77)	23,833	0.0908%
TRD201810	Outside Group	25.5000	8.4438	10.7559	16.50	8.176	(2.4320)	5.7441	(6.30)	8,004	0.0305%
TRD201811	Outside Group	24.7500	8.4438	9.7950	16.50	8.072	(1.3674)	6.7050	(6.51)	47,702	0.1818%
TRD201812	Outside Group	23.7000	8.4438	9.1260	16.50	7.971	(0.5970)	7.3740	(6.13)	9,018	0.0344%
TRD201812-2	Outside Group	17.4600	7.7763	6.3604	16.50	7.121	3.0189	10.1396	(3.32)	85,084	0.3243%
TRD201901	Outside Group	14.2300	7.7763	3.9580	16.50	7.060	5.4820	12.5420	(2.50)	100,447	0.3829%
TRD201902	Outside Group	16.4100	7.7763	6.2758	16.50	6.853	3.3716	10.2242	(2.36)	27,722	0.1057%
TRD201903	Outside Group	15.6500	7.7763	5.9665	16.50	6.678	3.8553	10.5335	(1.91)	34,448	0.1313%
TRD201904	Outside Group	14.6700	7.1088	5.2412	16.50	6.496	4.7631	11.2588	(2.32)	86,810	0.3309%
TRD201905	Outside Group	18.2300	7.1088	8.9853	16.50	5.672	1.8427	7.5147	(2.14)	43,151	0.1645%
TRD201906	Outside Group	17.1500	7.1088	5.4036	16.50	7.129	3.9671	11.0964	(4.64)	66,388	0.2531%
TRD201907	Outside Group	17.0000	6.4413	6.2701	16.50	6.848	3.3817	10.2299	(4.29)	29,630	0.1129%
TRD201908	Outside Group	17.8200	6.4413	6.7523	16.50	6.734	3.0138	9.7477	(4.63)	37,120	0.1415%
TRD201909	Outside Group	15.3600	6.4413	4.5182	16.50	6.621	5.3611	11.9818	(4.40)	256,325	0.9771%
TRD201910	Outside Group	16.1000	5.7738	6.4875	16.50	6.310	3.7027	10.0125	(3.84)	16,115	0.0614%
TRD201911	Outside Group	16.9500	5.7738	7.2303	16.50	6.134	3.1353	9.2697	(3.95)	44,982	0.1715%
TRD201912	Outside Group	15.9900	5.7738	6.0012	16.50	5.969	4.5302	10.4988	(4.22)	217,764	0.8301%
TRD202001	Outside Group	15.9600	5.1063	8.1532	16.50	5.070	3.2764	8.3468	(2.70)	51,321	0.1956%
TRD202002	Outside Group	16.5600	5.1063	7.1346	16.50	4.978	4.3873	9.3654	(4.32)	55,668	0.2122%
TRD202003-1	Outside Group	14.8500	4.4388	6.1221	16.50	4.951	5.4270	10.3779	(4.29)	49,057	0.1870%
TRD202003-2	Outside Group	12.2900	4.4388	4.0734	16.50	4.894	7.5322	12.4266	(3.78)	57,971	0.2210%

TRD202004-1	Outside Group	11.2800	4.4388	3.1066	16.50	4.788	8.6058	13.3934	(3.73)	866,822	3.3041%
TRD202004-2	Outside Group	10.2700	4.4388	2.3627	16.50	4.750	9.3875	14.1373	(3.47)	983,276	3.7480%
TRD202005	Outside Group	12.7500	4.4388	4.1890	16.50	4.802	7.5089	12.3110	(4.12)	71,255	0.2716%
TRD202006	Outside Group	13.0000	4.4388	4.7769	16.50	4.753	6.9701	11.7231	(3.78)	41,629	0.1587%
TRD202007	Outside Group	14.3000	3.7713	7.1355	16.50	4.686	4.6782	9.3645	(3.39)	150,419	0.5734%
TRD202008	Outside Group	15.0500	3.7713	7.7835	16.50	4.605	4.1113	8.7165	(3.50)	93,348	0.3558%
TRD202009	Outside Group	15.0000	3.1038	7.5613	16.50	4.524	4.4145	8.9387	(4.33)	99,902	0.3808%
TRD202010	Outside Group	14.9500	3.1038	7.4884	16.50	4.446	4.5657	9.0116	(4.36)	101,797	0.3880%
TRD202011	Outside Group	15.0200	3.1038	7.6965	16.50	3.784	5.0196	8.8035	(4.22)	42,482	0.1619%
TRD202012	Outside Group	15.8400	3.1038	9.5544	16.50	3.518	3.4278	6.9456	(3.18)	102,669	0.3913%
TRD202101	Outside Group	17.5000	2.4363	12.6197	16.50	2.751	1.1294	3.8803	(2.44)	79,351	0.3025%
TRD202102	Outside Group	19.9900	2.4363	14.2309	16.50	1.891	0.3782	2.2691	(3.32)	83,507	0.3183%
TRD202103	Outside Group	20.3400	1.7688	15.5910	16.50	1.619	(0.7095)	0.9090	(2.98)	78,051	0.2975%
TRD202104	Outside Group	18.7500	1.7688	13.2339	16.50	2.334	0.9321	3.2661	(3.75)	266,403	1.0155%
TRD202105	Outside Group	22.3800	1.7688	17.4652	16.50	1.080	(2.0456)	(0.9652)	(3.15)	82,740	0.3154%
TRD202106	Outside Group	22.8900	1.1013	18.5483	16.50	1.045	(3.0928)	(2.0483)	(3.24)	158,205	0.6030%
TRD202107	Outside Group	25.2600	1.1013	21.2831	16.50	0.716	(5.4992)	(4.7831)	(2.88)	110,629	0.4217%
TRD202108	Outside Group	25.4900	1.1013	21.9518	16.50	0.565	(6.0170)	(5.4518)	(2.44)	75,171	0.2865%
TRD202109-2	Outside Group	15.3100	0.4338	13.7009	16.50	1.750	1.0487	2.7991	(1.18)	238,906	0.9107%
TRD202109-1	Outside Group	25.1400	0.4338	22.8840	16.50	0.456	(6.8400)	(6.3840)	(1.82)	53,932	0.2056%
TRD202110	Outside Group	17.4900	0.4338	18.6078	16.50	0.836	(2.9438)	(2.1078)	-	130,380	0.4970%
TRD202111	Outside Group	18.2500	0.4338	17.4359	16.50	0.319	(1.2550)	(0.9359)	(0.38)	323,416	1.2328%
TRD202112	Outside Group	13.9200	0.4338	12.1916	16.50	0.445	3.8631	4.3084	(1.29)	436,609	1.6643%
TRD202201	Outside Group	12.7900	-	12.7900	16.50	-	3.7100	3.7100	-	454,955	1.7342%

Adjusted Tax Basis: This represents our best estimate of the Unitholders' adjusted tax basis as of December 31, 2021. The estimate is based upon (i) the low close for the month of purchase, (ii) the income, gain, loss and deductions allocated to the Unitholders on the Tax Packages issued, and (iii) the cash distributions the Unitholder should have received.

Ordinary Income Recapture: This represents the portion of a unitholder's gain (or loss) that will be treated as ordinary income pursuant to Treas Reg. § 1.751-1. In short, the ordinary income is attributable to potential IRC Section 1245 recapture on the partnership's property.

Estimated Cumulative Gain / (Losses): This represents our estimate of cumulative gains (or losses) throughout the Unitholders' ownership. Note, these amounts may include historical allocations of portfolio income, tax-exempt income and nondeductible expenses. Based upon a review of prior years, we believe portfolio income, tax-exempt income and non-deductible expenses are zero or immaterial for all unitholders.

(10.0000) (5.0000) - 5.0000 10.0000 15.0000 20.0000 25.0000 30.0000 Unitholder Summary Chart Group Price Potential Ordinary Income Recapture: Proceeds Per Unit Capital Gain/ (Loss)